_Exhibit 21.1

                         Subsidiaries of the Registrant
                              (as of July 3, 2005)




1-800-FLOWERS Team Services, Inc. (Delaware)
1-800-FLOWERS Seasonal Team, Inc. (Delaware)
1-800-FLOWERS Acquisition Corp. (Delaware)
1-800-FLOWERS RETAIL, Inc. (Delaware)
1-800-FLOWERS.COM Franchise Co., Inc. (Delaware)
800-FLOWERS, Inc. (New York)
800-FLOWERS.COM, Inc. (New York)
Amalgamated Consolidated Enterprises, Inc. (Nevada)
Bloomlink Systems, Inc. (New York)
C.M. Conroy Company, Inc. (California)
Conroy's Inc. (California)
Fresh Intellectual Properties, Inc. (Delaware)
P&H, L.P. (Virginia)
The Plow & Hearth, Inc. (Virginia)
Plow & Hearth Team Services, Inc. (Delaware)
St. Claire Floral Co., Inc. (New York)
Teleway, Inc. (New York)
Westbury Investing Corp. (Delaware)
TheGift.com, Inc. (Delaware)
GT&C.com, Inc. (formerly 1-800-TheRose.Com, Inc) (Delaware)
The Children's Group, Inc. (Delaware)
The Children's Group Realty, Co. (Delaware)
The Popcorn Factory, Inc. (Delaware)
Guarded Realty Holdings, LLC. (Delaware)
BloomNet Exchange, Inc. (Delaware)
Flower Country, Inc. (Delaware)
The Winetasting Network (California)
WTN Services, LLC (California)
Cheryl & Co. (Ohio)
Floranet Iberia (Spain)